                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                              Navidec, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                  NAVIDEC, INC.
                             FIDDLER'S GREEN CENTER
                           6399 FIDDLER'S GREEN CIRCLE
                                    SUITE 300
                        GREENWOOD VILLAGE, COLORADO 80111
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD November 25, 2002 AT 12:00 P.M.

TO THE SHAREHOLDERS OF NAVIDEC, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of NAVIDEC, INC., a Colorado corporation (the "Company"), will be held at the Company's offices, Fiddler's Green Center, 6399 Fiddler's Green Circle, Suite 300, Greenwood Village, Colorado 80111 at November 25, 2002 AT 12:00 P.M., or at any adjournment or postponement thereof, for the following purposes:

    1.   To vote upon the election of directors;

    2. To vote to allow management to perform a reverse stock split of from 1 share for 10 shares to not more than 1 share for 18 shares.

    3. To vote for the issuance of up to 4,000,000 shares (on a post-split basis) of our common stock to cover the issuance of convertible debentures, convertible note subscriptions, a Rights Offering, future stock sales or for acquisitions.

    4. To transact such other business as may properly come before the meeting and any adjournments thereof.

Details relating to these matters are set forth in the attached Proxy Statement. All shareholders of record as of the close of business on October 31, 2002 will be entitled to notice of, and to vote at, such meeting or at any adjournment or postponement thereof.

Also enclosed is a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. PROXIES ARE REVOCABLE AT ANY TIME PRIOR TO THEIR BEING VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY APPEARANCE AT THE ANNUAL MEETING TO VOTE IN PERSON AND GIVING NOTICE OF SUCH REVOCATION. THE DELIVERY OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. By order of the Board of Directors

                                 J. Ralph Armijo
                             President and Director

October 2, 2002

                                  NAVIDEC, INC.
                                     C/O CSI
                                  P.O. BOX 1596
                              DENVER, CO 80201-1596
                                 (303) 234-5300
                                 PROXY STATEMENT
                    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                         NOVEMBER 25, 2002 AT 12:00 P.M.

This Proxy Statement is furnished in connection with the solicitation of proxies by the BOARD OF DIRECTORS of NAVIDEC, INC. (the "Company"), a Colorado corporation, to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at the Company's offices, Fiddler's Green Center, 6399 Fiddler's Green Circle, Suite 300, Greenwood Village, Colorado 80111, at 12:00 P.M. on November 25, 2002, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and accompanying form of Proxy will be first mailed or given to all shareholders of the Company on or about October 31st, 2002. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast FOR the proposals presented. The vote of a majority of the shares represented at the meeting in person or by proxy will be required to enact any or all of the proposals.

Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting that the proxy be returned.

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by Officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries.

Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held on the record date by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The close of business on October 31, 2002, has been fixed by the Board of Directors of the Company as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of September 30, 2002, there were outstanding 10,955,844 shares of the Company's no par value voting common stock (hereinafter referred to as the "Common Stock"), each of which entitles the holder thereof to one vote per share on each matter which may come before the meeting. Cumulative voting is not permitted. The Company has no other class of voting securities outstanding. In accordance with
Article II, Section 6 of the Company's Amended and Restated Bylaws, a list of shareholders of record entitled to vote at the meeting will be available for examination by any shareholder for any purpose germane to the meeting, beginning on October 2, 2002 and continuing until the Annual Meeting, during normal business hours at the offices of Navidec, Inc., 6399 Fiddler's Green Circle, Suite 300, Greenwood Village, Colorado 80111. The list will also be available at the Annual Meeting.

A majority of the issued and outstanding shares of the Company's Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum at any shareholders' meeting. If a quorum is present, the affirmative vote of a majority of shares represented in person or by proxy will be required to approve the matters upon which the shareholders are to vote. Accordingly, any shares present but not voted shall have the same effect as shares voted against approval.

                              NOMINEES FOR DIRECTOR

The Company's Board of Directors has recently amended our by laws to provide for a board consisting of up to seven members. All directors hold office until the next annual meeting of the Company's shareholders and their successors are elected and qualified. The nominees for the directors to be elected at the Annual Meeting are the following current directors of the Company: J. Ralph Armijo, Patrick R. Mawhinney, Lloyd G. Chavez, Jr. and Gerald A. Marroney. In addition, John R. McKowen, Louis F. Coppage and John McGrain are being nominated for election.

The proxies will be voted for the nominees for director unless a contrary specification is made in the proxy. All nominees have indicated their willingness to serve as directors of the Company. However, if any nominee is unable or should decline to serve as a director, it is the intention of the person named in the proxy to vote for such other person as he in his discretion shall determine.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF NOMINEES NAMED BELOW.

The following table sets forth, with respect to each nominee for director, the nominee's age, his positions and offices with the Company, and the year in which he first became a director of the Company. Individual background information concerning each of the nominees follows the table.

             NAME                 AGE                     POSITION                         PERIOD FROM
                                                                                         WHICH SERVICED
J. Ralph Armijo                   50     President, Chief Executive                           07/93
                                         Officer and Director
Patrick R. Mawhinney              38     Chief Financial Officer,                             07/96
                                         Secretary Treasurer and Director
Gerald A. Marroney                50     Director                                             04/97
Lloyd G. Chavez, Jr.              53     Director                                             04/97
John R. McKowen                   52     Director Nominee                                      --
Louis F. Coppage                  65     Director Nominee                                      --
John McGrain                      57     Director Nominee                                      --


J. RALPH ARMIJO has served as our President, Chief Executive Officer and as one of our directors since our inception in 1993. From June 1999 until October 2000, Mr. Armijo served as the Chairman of the Board of DriveOff.com, Inc. From 1981 to 1993, Mr. Armijo was employed by Tektronix, Inc., a communications company which also produces testing and measuring equipment, most recently as its Western Regional Manager. From 1976 to 1981, Mr. Armijo was employed by IBM Corporation, where he sold computerized accounting and financial applications to small and medium-sized businesses. Mr. Armijo received his B.A. from Colorado College and his M.B.A. from the University of California, Los Angeles.

PATRICK R. MAWHINNEY has served as our Chief Financial Officer, Treasurer and as a director since July 1996. Mr. Mawhinney served as our Secretary from August 1999 until July 2001 and from January 2002 to present. Prior to that he served as the President of Interactive Planet, Inc. from its inception in May 1995 until its merger with the Company in July 1996. From May 1995 until May 1996, Mr. Mawhinney also served as a financial/accounting consultant for MIS/Sunguard, a provider of accounting and investment software. Mr. Mawhinney was employed as an Assistant Vice President of The Bank of Cherry Creek from November 1993 to May 1995. He received his B.S. from Colorado State University.

LLOYD G. CHAVEZ, JR. has served as a director since April 1997. He has been a director of the Burt Group of automobile dealerships in Denver, Colorado since 1988 and director of

Automotive Markets of the Burt Group since 1994. From 1983 to 1994, Mr. Chavez was Vice President of Fort Dodge Laboratories, a subsidiary of American Home Products, where he was responsible for business acquisitions, new products and technologies, intellectual property acquisitions, strategic planning and market research. From 1982 to 1983, Mr. Chavez held the position of Vice President of General Genetics Corporation, where he was responsible for management of biological and pharmaceutical research and development. Mr. Chavez received his B.A. from the University of Colorado, his M.A. from Denver Seminary, his Ph.D. from the University of Virginia and was a post-doctoral Fellow in Chemistry at Cornell University.

GERALD A. MARRONEY has served as a director since April 1997. He has served as the Judicial Administrator for the State of Colorado since 2001. Prior to which he served as a State of Colorado District Court Judge in Pueblo County, Colorado from 1990-2001. Before that time he was a practicing attorney in Pueblo, Colorado. Mr. Marroney received his B.S. from Southern Colorado State College and his J.D. from Oklahoma City University.

JOHN R. MCKOWEN is being nominated as a new director of the Company. Mr. McKowen was hired by the Company as a financial consultant in 1996 and was instrumental in the private, public, and secondary financing of the Company. He served as a financial consultant to the Company until March 2002. Mr. McKowen began his career in the financial services industry by joining Merrill Lynch in 1978. In 1980 he joined Dean Witter Reynolds. In 1984 Mr. McKowen began working as an independent consultant and has worked in that capacity for the last eighteen years. Mr. McKowen received a B.A. in economics from Metropolitan State College.

LOUIS F. COPPAGE is being nominated as a new director of the Company. Mr. Coppage is an Investment Banking Consultant and Merger and Acquisition Specialist for emerging public companies. He has over twenty years of executive and managerial experience with both domestic and international operations involving finance and business development for both private and public corporations. Since 1986, he has served as a financial consultant for numerous clients in the emphasis on the capital formation process for corporate clients including Sybersay Communications of Walnut Creek, California, Universal Management Inc. of Denver, Colorado, Alliance Medical Corporation of Phoenix, Arizona, Citadel Environmental Group of Denver, Colorado, SAN Holding, Inc. of Castle Rock, Colorado, and TangibleData Inc. of Boulder, Colorado.

From 1978 to 1986, Mr. Coppage was Founder and Principal of American Energy Investments, Inc. of Denver, Colorado. From 1969 to 1979, he was President of Foresee, Ltd., an energy development company, and of Coppage & Associates, a financial planning company in Denver, Colorado. Mr. Coppage studied business at the University of Maryland and Emporia State College before beginning his career at Connecticut General Life Insurance Company in 1964, where he was recognized for his achievements in publications such as times, Newsweek and U.S. World Report. He was a founding member of nationally recognized insurance and financial planning groups, Top of the Table and The Forum.

Mr. Coppage is the former Chairman of SAN Holdings, Inc., a $30M data storage business based in Castle Rock, Colorado. He is a past officer and director of several Colorado-based emerging public companies engaged in staffing services, information technology, and other industries.

JOHN McGRAIN is being nominated as a new director of the Company. Since 2000, Mr. McGrain has been the Chairman of Enterra Energy Corp. (Nasdaq: EENC). From 1997 to 2000, he was with Financial Pacific Softworks and assisted them in going public. From 1994 to 1997, Mr. McGrain was a private investor and consultant to a number of emerging growth companies. From 1984 to 1994, Mr. McGrain was Chairman and CEO of Conversion Industries, a merchant bank located in California. Mr. McGrain was responsible for the financing of thirteen public companies and numerous municipal and corporate bond financings. Mr. McGrain has served on the board of directors of the following companies: Chairman International Colin Energy, 1989-1993, CVD Financial, 1993-1994, Western Energy Management Corp., 1992-1993, United Mercantile Bank, 1986-1987, Alliance Medical Corp., 1996, Beta Well Service, 1990-1993. Mr. McGrain received a BA from UCLA in 1967 and attended Graduate School at USC in 1998.

None of the Company's directors or nominees are related to any other director or executive officer. None of the Company's directors hold any directorships in any other public company except John McGrain, a nominee.

MEETINGS OF THE BOARD

During 2001, the full Board of Directors met eight times. No director attended less than 75% of the total of Board of Directors and committee meetings held during the director's tenure on the Board of Directors and its committees.

DIRECTOR COMPENSATION

None of the Company's directors received any compensation during the most recent fiscal year for serving in their position as a director. Outside members of the Board of Directors received options to purchase 10,000 shares of Common Stock issued under the Company's stock option plan.

COMMITTEES AND MEETINGS

The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a standing nominating committee or other committee performing similar functions.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibilities for financial reporting by the Company. Pursuant to its charter adopted by the Board of Directors on June 1, 2000, the Audit Committee makes recommendations as to the engagement and fees of the independent auditors, reviews the preparations for and the scope of the audit of the Company's annual financial statements, reviews drafts of such statements and monitors the functioning of the Company's accounting and internal control systems by meeting with representatives of management, the independent auditors and the internal auditors. Members of the Audit Committee were Messrs. L.G. Chavez, Gerald Marroney and Andrew Davis. Messrs. Chavez, Marroney and Davis are independent (as independence is defined in Rule 4200(a)(15) of the NASD's listing standards). The Audit Committee met four times during 2001 to review the audit plan and the results of the audit and to plan and recommend auditors for the next audit. All members of the Audit Committee attended each meeting.

On March 14, 2002, the Audit Committee met with members of the Andersen LLP f/k/a Arthur Andersen LLP engagement team to review the results of the 2001 audit. During this meeting, the Audit Committee discussed the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU
Section 380) and Statement on Auditing Standards No. 1 with Andersen LLP. Andersen LLP delivered the written disclosures and letter required by Independence Standards Board Standard No. 1. This Standard requires auditors to communicate, in writing, at least annually, all relationships between the auditors and the Company that, in the auditor's professional judgment, may reasonably be thought to affect the auditor's independence. The Audit Committee has received this disclosure and discussed with Andersen LLP its independence from the Company. In addition, the Audit Committee discussed the audited financial statements for 2001 and the results of the audit with the Company's management. Based upon its meetings with members of the Andersen LLP engagement team and its review of the audited financial statements, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

                                 AUDIT COMMITTEE
                                 LLOYD G. CHAVEZ
                               GERALD A. MARRONEY
                                  ANDREW DAVIS

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee's primary function is to oversee the administration of the Company's employee benefit plans and to establish the Company's compensation policies. The Compensation Committee recommends to the Board of Directors the compensation arrangements for senior management and directors, adoption of compensation plans in which officers and directors are eligible to participate, and the granting of stock options or other benefits under compensation plans. The Compensation Committee, comprised of Messrs. Chavez, Marroney, and Mawhinney, met one time during 2001. All members of the Compensation Committee attended the meeting.

The Company's employee compensation policy is to offer a package including a competitive salary, an incentive bonus based upon individual performance goals, competitive benefits, and an efficient workplace environment. The Company's compensation policy for officers is similar to that for other employees, and is designed to promote excellent performance and attainment of corporate and personal goals.

The Compensation Committee of the Board of Directors reviews and approves individual officer salaries, bonuses and stock option grants. The Committee also reviews stock option grant programs for non-officer and officer employees.

Officers of the Company are paid salaries in line with their responsibilities. These salaries are structured so they are comparable with salaries paid by the Company's competitors. Officers also participate in a Bonus Plan. Each officer is eligible to receive a discretionary bonus based upon individually established performance goals. Officers (and other employees) are also eligible to receive stock option grants, which are intended to promote success by aligning employee financial interests with long-term shareholder value. Stock option grants are based on various subjective factors primarily relating to the responsibilities of the individual officers, and also to their expected future contributions and prior option grants.

The Compensation Committee annually reviews and approves the compensation of Ralph Armijo, our Chief Executive Officer. Mr. Armijo participates in a Bonus Plan. His bonus is tied to corporate revenue and profit goals, which are reviewed by the Compensation Committee, to provide incentives for superior corporate performance. In addition, Mr. Armijo is a significant shareholder in the Company; to the extent his performance translates into an increase in the value of the Company's Common Stock, all shareholders, including Mr. Armijo, share the benefit.

COMPENSATION COMMITTEE
                                                  LLOYD G. CHAVEZ
                                                GERALD A. MARRONEY
                                               PATRICK R. MAWHINNEY

INFORMATION CONCERNING EXECUTIVE OFFICERS

The Company did no have any executive officers of the Company as of the date of this Proxy Statement, other than Messrs. Armijo and Mawhinney. Information regarding the business experience of Messrs. Armijo and Mawhinney is set forth above under the heading "NOMINEES FOR DIRECTOR". Each executive officer is elected annually by the Company's Board of Directors and serves at the pleasure of the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under U.S. securities laws, directors, certain executive officers and persons holding more than 10 percent of the Company's common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for those reports and the Company must identify in this report those persons who did not file those reports when due. Based solely on the Company's review of copies of the reports filed with the SEC in the most recent fiscal year and written representations of its directors and executive officers, the Company believes that its current officers and directors are in compliance with Section 16(a).


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2001, we retained Benesch, Friedlander, Coplan & Aronoff LLP, of which firm Michael Wager, our Chief Operating Officer, was a partner until December of 2000, to perform legal services for Navidec. Navidec paid $83,603 and $546,352 in fees and expenses to Benesch, Friedlander, Coplan & Aronoff LLP in 2001, and 2000 respectively for the performance of legal services for Navidec.

During 2001, we sold $52,000 worth of inventory at cost in our products distribution business to XCEN28, Inc, whose primary shareholder is the Nephew of Ralph Armijo.

Although the foregoing transactions were determined without arm's length negotiations and involved conflicts of interest between the interests of the related party and Navidec, Navidec believes that the transactions were entered into on terms no less favorable to Navidec than could have been obtained from independent third parties.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the annual compensation paid to Navidec's Chief Executive Officer and other executive officers of Navidec, for the last three fiscal years.

                              Annual Compensation                                  Long Term Compensation
                       --------------------------------                   ----------------------------------------

Name and                              Annual Restricted     Securities                           All Other
Principal                                       Compen-       Stock       Underlying           LTIP       Compen-
Position       Year    Salary      Bonus        sations       Awards      Options/SARs(#)    Payouts      sations
------------------------------------------------------------------------------------------------------------------
Ralph          2001    $207,000    $      0      $    0       $   0        197,000(1)           $   0      $   0
Armijo,        2000    $288,000    $125,000      $    0       $   0               0             $   0      $   0
CEO            1999    $214,000    $ 61,825      $    0       $   0        150,000(1)           $   0      $   0

Pat            2001    $126,000    $      0      $    0       $   0         71,000(2)           $   0      $   0
Mawhinney      2000    $167,000    $100,000      $    0       $   0              0              $   0      $   0
CFO            1999    $135,000    $ 21,459      $    0       $   0         50,000(2)           $   0      $   0


Michael        2001    $162,000(8) $      0      $    0       $   0        167,000(3)           $   0      $   0
Wager,         2000    $135,000(4) $      0      $    0       $   0                0            $   0      $   0
COO

Hal            2001    $139,000(9) $      0      $    0       $   0         81,000(5)           $   0      $   0
Anderson       2000    $181,000    $ 40,000      $    0       $   0                0            $   0      $   0
EVP Bus        1999    $108,000    $ 40,000      $    0       $   0         50,000(5)           $   0      $   0
Operations

Rick           2001    $130,000(6) $      0      $    0       $   0         30,000(7)           $   0      $   0
Winston        2000    $ 79,000    $      0      $    0       $   0         45,000(7)           $   0      $   0
VP Corp.
Counsel

(1) The number indicated represents the number of shares of common stock underlying stock options granted to Mr. Armijo during 1999 and 2001.

(2) The numbers indicated represent the number of shares of common stock underlying stock options granted to Mr. Mawhinney during 1999 and 2001.

(3) The number indicated represents the number of shares of common stock underlying stock options granted to Mr. Wager during 2001.

(4) Mr. Wager commenced working with Navidec in March 2000, and as such, this number reflects nine months of service.

(5) The number indicated represent the number of shares of common stock underlying stock options granted to Mr. Anderson during 1999 and 2001.

(6) Mr. Winston's employment with Navidec terminated in December 2001.

(7) The number indicated represents the number of shares of common stock underlying stock options granted to Mr. Winston during 2000 and 2001.

(8) Mr. Wager's employment with Navidec terminated in December of 2001.

(9) Mr. Anderson's employment with Navidec terminated in December of 2001.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table sets forth information concerning individual grants of stock options made during the year ended December 31, 2001 to Navidec's Chief Executive Officer and the other named executive officers. Navidec has issued no stock appreciation rights.

                  Number of        % of
                 Securities     Total Options      Closing
                 Underlying       Granted to    Price as of
                Options/SARs    Employees in      March 31,   Exercise or Base Expiration     Grant Date
 Name             Granted        Fiscal Year        2002       Price   ($/Sh)     Date       Present Value
Ralph Armijo       197,000           22.4%         $  0.40       $  0.00         7/1/2006    $197,000(1)
Pat Mawhinney       71,000            8.1%         $  0.40       $  0.00         7/1/2006    $ 71,000(1)
Michael Wager      167,000           18.9%         $  0.40       $  0.00         7/1/2006    $167,000(1)
Hal Anderson        81,000            9.2%         $  0.40       $  0.00         7/1/2006    $ 81,000(1)
Rick Winston        30,000            3.4%         $  0.40       $  0.00         7/1/2006    $ 30,000(1)

(1) Based on the value according to Black Scholes

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

The following table sets forth information concerning each exercise of stock options during the year ended December 31, 2001 by Navidec's Chief Executive Officer and the other named executive officers, and the fiscal year-end value of unexercised options held by them.

                                                     Number of
                                                     Securities             Value of
                                         Underlying Unexercised         In-the-Money
                                                   Options/SARs         Options/SARs
                       Shares                     at FY-End (#)        at FY-End ($)
                     Acquired      Value           Exercisable/         Exercisable/
Name           on Exercise(#)   Realized          Unexercisable     Unexercisable(1)
----           --------------   --------          -------------     ----------------
Ralph Armijo            0              0              0/197,000          $ 0/$79,000
Pat Mawhinney           0              0               0/71,000          $ 0/$29,000
Michael Wager           0              0              167,000/0          $67,000/$ 0
Hal Anderson            0              0               81,000/0          $33,000/$ 0
Rick Winston            0              0               30,000/0           $12,000/$0

(1) The value indicated was calculated by determining the difference between the fair market value of Navidec's common stock underlying the stock options on December 31, 2001 and the exercise price of those options.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

Navidec entered into an Employment Agreement with Mr. Armijo effective March 9, 2000. The term of that agreement is for two years and it renews automatically for successive additional one-year periods provided that neither Mr. Armijo nor Navidec provide the other with notice of their intent not to renew the agreement at least thirty days before the anniversary date of the agreement. Mr. Armijo's current annual salary under the agreement is $285,000 and his salary is reviewed annually. The agreement also provides that Mr. Armijo will be paid an annual bonus. In the event that Mr. Armijo's employment were to be terminated without "Cause" by Navidec, as defined in the agreement, then Navidec must pay Mr. Armijo severance payments (the "Severance Payments"). The Severance Payments will be equal to two times Mr. Armijo's then effective annual salary, plus two times the annual bonus paid or payable for the most recently completed fiscal year during the term of the agreement, plus the continuation of all of "Benefits" that Mr. Armijo is entitled to under Company plans, as defined in the agreement, for two years and the immediate vesting of all of Mr. Armijo's non-vested options for shares of Navidec's capital stock. If Mr. Armijo's employment were terminated without Cause, including termination due to a change in control, as of September 30, 2002, Mr. Armijo would receive $820,000.

In December 2001, Navidec terminated employment with Mr. Anderson. In settlement of his employment agreement with the Company, Navidec, agreed to pay Mr. Anderson salary through April 30, 2002, benefits through December 31, 2002, and immediately vest all outstanding options and transfer rights to 100,000 shares of CarPoint, Inc.

Navidec entered an Employment Agreement with Mr. Mawhinney effective March 9, 2000. The term of that agreement is for two years and it renews automatically for successive additional one-year periods provided that neither Mr. Mawhinney nor Navidec provide the other with notice of their intent not to renew the agreement at least thirty days before the anniversary date of the agreement. Mr. Mawhinney's current annual salary under the agreement is $170,000 and his salary is reviewed annually. The agreement also provides that Mr. Mawhinney will be paid an annual bonus. In the event that Mr. Mawhinney's employment were to be terminated without "Cause" by Navidec, as defined in the agreement, then Navidec must pay Mr. Mawhinney severance payments (the "Severance Payments"). The Severance Payments will be equal to two times Mr. Mawhinney's then effective annual salary, plus two times the annual bonus paid or payable for the most recently completed fiscal year during the term of the agreement, plus the continuation of all of "Benefits" that Mr. Mawhinney is entitled to under Company plans, as defined in the agreement, for two years and the immediate vesting of all of Mr. Mawhinney's non-vested options for shares of Navidec's capital stock. If Mr. Mawhinney's employment were terminated without Cause, including termination due to a change in control, as of September 30, 2002, Mr. Mawhinney would receive $540,000.

In December 2001, Navidec terminated employment with Mr. Wager. In settlement of his employment agreement with the Company, Navidec agreed to pay Mr. Wager's salary through April 30, 2002, benefits through December 31, 2002 and, immediately vest all outstanding options and transfer rights to 250,000 shares of CarPoint, Inc.

In December 2001, Navidec terminated employment with Mr. Winston. In settlement of his Employment Agreement with the Company, Navidec agreed to pay Mr. Winston's salary through March 31, 2002, benefits through December 31, 2002, and immediately vest all outstanding options and transfer rights to 35,000 shares of CarPoint, Inc

401(k) PLAN

The Company has a 401(k) profit sharing plan. Eligible employees may make voluntary contributions to the plan. The amount of employee contributions is limited as specified in the plan. The Company may, at its discretion, make additional contributions to the plan. The Company made contributions in 2001 of $62,000.

STOCK OPTION PLAN

The Company's officers and directors may receive stock options issued under the Company's stock option plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Patrick Mawhinney, our Chief Financial Officer, served as a member of the Company's Compensation Committee for the fiscal year ended December 31, 2001.

                          COMPARATIVE STOCK PERFORMANCE

The following graph compares the cumulative total stockholder return on the Company's Common Stock from February 12, 1997 (the date the Company's Common Stock was first traded in a public market) through December 31, 2001 with the cumulative total return on (1) the NASDAQ Composite Index and (2) the Goldman Sachs Technology Index (GSTI) - Services Index. The comparison assumes the investment of $100 on February 12, 1997 in the Company's Common Stock and in each of the indices and, in each case, assumes reinvestment of old dividends.

The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's Common Stock.

                                     [GRAPH]



                              TOTAL RETURN ANALYSIS

                            02/28/97  12/31/97  12/31/98    12/31/99    12/31/00   12/31/01
Navidec, Inc.                 $100     $73.86    $92.05     $218.18      $44.33       $7.27
NASDAQ Composite Index        $100    $114.56   $159.96     $296.85     $177.51     $119.55
Goldman Sachs Technology      $100    $113.60   $141.60     $177.56     $110.26       $0.00
Index

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including the Proxy Statement, in whole or in part, the Performance Graph set forth in this Proxy Statement shall not be deemed to be incorporated by reference into any such filings.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of September 30, 2002, concerning the beneficial ownership of the Company's Common Stock by each person who beneficially owns more than five percent of the Company's Common Stock; by each of the Company's executive officers and directors; and by all executive officers and directors and nominee directors as a group. The percentage calculations are based on 11,696,925 shares outstanding.

                                                     Number of
                                                     Shares of
Name and Address of                               Common Stock             Percent of
Beneficial Owner(2)                         Beneficially Owned   Beneficial Ownership
-------------------                         ------------------   --------------------
Ralph Armijo                                        805,649(3)                   6.9%
Patrick R. Mawhinney                                170,690(3)                   1.5%
Michael Wager
     18230 Shelburne Rd
     Shaker Heights, OH 44118                       166,667(3)                   1.4%
Hal Anderson
     9102 White Pelican Way
     Highlands Ranch, CO 80126                      81,332 (3)                    (1)
Rick Winston
     6250 Red Canyon Drive
     Littleton, CO 80126                             30,000(3)                    (1)
Andrew Davis                                         41,250(3)                    (1)
Lloyd G. Chavez, Jr                                  34,250(3)(4)                 (1)

Gerald A. Marroney                                   30,000(3)                    (1)
John R. McKowen                                             0                     --
Louis F. Coppage                                            0                     --
John McGrain                                                0                     --
All directors and executive officers as
     a Group (Seven Persons)                         1,359,838                  11.6%
Wells Fargo & Company
WFC Holding Corp.
     420 Montgomery St.
     San Francisco, CA  94104                  1,081,481(5)(6)                   9.2%

Palo Alto Investors
     470 University Ave.
     Palo Alto, CA  94301                      1,502,700(5)(7)                  12.8%

Rule 13d-3 under the Securities Exchange Act of 1934, provides the determination of beneficial owners of securities. That rule includes as beneficial owners of securities, any person who directly or indirectly has, or shares, voting power and/or investment power with respect to such securities. Rule 13d-3 also includes as a beneficial owner of a security any person who has the right to acquire beneficial ownership of such security within sixty days through any means, including, the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

(1) Less than one percent.

(2) Except as indicated herein, the business address for each person is 6399 S. Fiddler's Green Circle, Suite 300, Greenwood Village, CO 80111.

(3) The number of shares indicated includes shares of common stock underlying options that are currently exercisable, as of December 31, 2001 which are held by the following persons in the amounts indicated: Mr. Armijo (197,333); Mr. Mawhinney (71,333); Mr. Wager

(166,667); Mr. Davis (30,000); Mr. Anderson (81,332); Mr. Marroney (30,000); and
Mr. Chavez (30,000).

(4) LGC Management owns 4,250 shares of common stock. Mr. Chavez is President of LGC Management and may be deemed the beneficial owner of such shares.

(5) Represents a beneficial owner of more than 5% of the Common Stock based on the owner's reported ownership of shares of common stock in filings made with the Securities and Exchange Commission pursuant to Section 13(g) of the Securities Exchange Act of 1934, as amended. Information with respect to each beneficial owner is as of the date of the most recent filing by the beneficial owner with the Securities and Exchange Commission and is based solely on information contained in such filings.

(6) On October 13, 2000, the shareholders of Navidec approved the issuance on non-voting common shares. Subsequently, 701,081 non-voting shares were issued to Wells Fargo upon conversion of a convertible debenture.

(7) William Leland Edwards and Micro Cap Partners, L.P. may be deemed to be the beneficial owners of all or part of the common stock over which Palo Alto Investors, LLC and Palo Alto Investors have investments and/or voting power.

                              SHAREHOLDER PROPOSALS

The Company plans to hold the 2003 Annual Meeting of Shareholders in November of 2003. Proposals of shareholders intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company at its principal executive offices, 6399 Fiddler's Green Circle, Suite 300, Greenwood Village, Colorado 80111, on or before June 17, 2003 in order to be eligible for inclusion in the Company's Proxy Statement and form of Proxy. In order for a shareholder proposal which is not intended to be included in Navidec's Proxy Statement or form of Proxy to be considered timely for the 2003 Annual Meeting, the shareholder proposal must be received by the Company no later than August 31, 2003.

                     ANNUAL REPORTS AND FINANCIAL STATEMENTS

The annual report on Form 10-K of Navidec for the fiscal year ended December 31, 2001 is being furnished simultaneously herewith. Such report and the financial statements included therein are not to be considered a part of this proxy statement.

Upon the written request of any stockholder, management will provide, free of charge, a copy of the exhibits to Navidec's annual report on Form 10-K for the fiscal year ended December 31, 2001. Requests should be directed to Secretary, Navidec, Inc., 6399 Fiddler's Green Circle, Suite 300, Greenwood Village, Colorado 80111. You may also access and read our SEC filings, including exhibits to our annual report on Form 10-K for the fiscal year ended December 31, 2001, through the SEC's Internet site at www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

                         INDEPENDENT PUBLIC ACCOUNTANTS

The Company has selected Hein + Associates LLP to as its independent public accountants for the fiscal year ending December 31, 2002. Representatives of Hein + Associates LLP are not expected to attend the Annual Meeting and will not have an opportunity to make a statement or to respond to questions from stockholders.

Hein + Associates LLP will be replacing Arthur Andersen LLP. The aggregate fees related to work performed by Andersen LLP for (1) auditing the Company's annual consolidated financial statements for fiscal year 2001 and performing reviews of the consolidated financial statements included in our Form 10-Q for each of the first three quarters in fiscal year 2001, (2) providing financial information systems design and implementation services, and (3) all other services rendered during fiscal year 2001, are as follows:

            Audit Fees....................................$ 135,000

            Financial Information Systems
                     Design and Implementation Fee...............$0

            All Other Fees..................................$10,000

The Audit Committee has determined that the services provided by Andersen LLP to the Company that were not related to the audit of the Company's financial statements were at all relevant times compatible with that firm's independence.

OTHER MATTERS TO BE VOTED UPON
------------------------------

APPROVE A REVERSE STOCK SPLIT OF NAVIDEC'S COMMON STOCK

INTRODUCTION

         On September 29, 2002, our Board of Directors approved a proposal to effectuate a reverse split of our common stock, subject to the approval of our shareholders. This decision became necessary for us to attempt to avoid delisting from Nasdaq as announced on August 21, 2002 for failing to have a minimum share price of $1.00 per share. The reverse split, as approved, will combine our outstanding common stock in a range between 1 for 10, but not to exceed 1 for 18. In other words, once the ratio of the reverse split is determined by the Board of Directors the number of shares you own will be combined accordingly. The share number within range between 1 for 10, not to exceed 1 for 18 will be determined by the Board of Directors in good faith based principally on the closing bid price of our common stock on the day this proposal receives shareholder approval. We will set the ratio at a price as far above the $1.00 minimum, while at the same time maintaining the other Nasdaq Small Cap minimum listing criteria such as the minimum public float required of 500,000 shares. For example, if our stock price closes at $.08 per share on December 5, 2002, and we receive shareholder approval for the reverse split, the board would have to use a factor of at least 1 for 13 to reach a price of $1.04 per share and would probably use a factor of 18 to reach $1.44 per share to provide room for further lowering of our price and still maintain a price above $1.00. On the other hand, if our closing price on December 5, 2002 was $.20 per share, we would use the minimum factor of 1 for 10 to have a post-split price of $2.00 and still have room for comfort to maintain a price above $1.00 per share. This will be the analysis the board will use to make the final decision on the split ratio. Any shareholder whose shares once combined equal less than 1 share will be cashed out based on the same market price. The rights of such shareholders who receive a cash payment as stockholders of the Company shall cease immediately, regardless of whether such shareholders refuse to accept the cash out value for their fractional shares. As a result of the proposed reverse stock split, the 11,696,925 shares issued and outstanding as of September 30, 2002, may be substantially reduced by a factor not to exceed 18, the maximum reverse split that will allow up to maintain the minimum Nasdaq public float requirement.

REASONS FOR THE REVERSE SPLIT

         The minimum stock price for our continued listing on the Nasdaq Small Cap Market is $1.00 per share. The Company would like to achieve a minimum $2.00 per share market value for its common stock to regain compliance with the maintenance requirements to continue our Nasdaq Small Cap listing. Management believes that the proposed reverse stock split along with its other efforts to boost the value of our securities will facilitate this objective.

CERTAIN EFFECTS OF THE REVERSE SPLIT

         Shares of common stock issued pursuant to the reverse split will be fully paid and nonassessable. The reverse split will not alter the relative voting and other rights of holders of the common stock, and each share of common stock will continue to entitle its owner to one vote.

         As a result of the reverse split, the number of shares of common stock presently outstanding will be consolidated but the number of common shares authorized for issuance will remain unchanged at 20,000,000. Accordingly, under certain circumstances and subject to Nasdaq limitations, we will have the ability to issue more shares of common stock than is presently the case without additional shareholder approval. Any further issuances with or without shareholder approval have a dilutive effect on the equity and voting power of our existing shareholders.

         Your percentage ownership in the Company will remain essentially unchanged. No fractional shares will be issued in connection with the reverse split. Instead, with the exception of persons who would receive less than one share, all fractional shares will be rounded up and one whole share will be issued. Shareholders owning 17 or fewer shares will be cashed out if this proposal is approved. At present, there are only two shareholders who will require being cashed out. We expect that most shareholders will receive one additional share of common stock, but we do not anticipate that this will materially affect any shareholder's proportional interest. Shareholders who would otherwise receive less than one share will be paid cash based on the closing bid price on the day the proposal receives shareholder approval. This will allow them to cash out in a transaction that will have NO brokerage expenses or other costs and they will thereafter have NO ownership in the Company. The reverse split transaction is not part of a transaction or series of transactions to "go private" pursuant to Rule 13e-3 as defined in paragraph
(a)(3) of that regulation.


         If you will be cashed out, you will receive a check from the Transfer Agent upon turning in your certificate if the certificate is held by you, or your brokerage account will automatically be credited. The amount received will be based on a formula of: number of shares owned X closing stock price = amount of check/credit. As an example, 14 shares x $.10 per share = $1.40.

         The reverse split may result in some shareholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in round lots of even multiples of 100 shares.

         The reverse split will not affect the Company's shareholders' equity as reflected on our financial statements, except to change the number of issued and outstanding shares of common stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Following is a summary of the material anticipated federal income tax consequences of the proposed reverse split. This summary is based upon existing law which is subject to change by legislation, administrative action and judicial decision, and is necessarily general. In addition, this summary does not address any consequence of the reverse split under any state, local or foreign tax laws. Accordingly, this summary is not intended as tax advice to any person or entity, and we advise you to consult with your own tax advisor for more detailed information relating to your individual tax circumstances.

         We understand that the reverse split will be a "recapitalization" under applicable federal tax laws and regulations. As a result of such tax treatment, no gain or loss should be recognized by the Company or our shareholders as a result of the reverse split or the exchange of pre-reverse split shares for post-reverse split shares. A shareholder's aggregate tax basis in his or her post-reverse split shares should be the same as his or her aggregate tax basis in the pre-reverse split shares. In addition, the holding period of the post-reverse split shares received by such shareholder should include the period during which the pre-reverse split shares were held, provided that all such shares were held as capital assets in the hands of the shareholder at the time of the exchange.

RIGHTS OF DISSENT

         Pursuant to Colorado Revised Statutes 7-113-102, shareholders who will be cashed out as a result of this reverse split (those entitled to receive less than one share after the split) are entitled to dissent and demand payment of fair value for their shares. We will provide to any shareholder seeking to dissent all of the necessary documents required for that purpose upon reasonable request to us at (303) 222-1000. We do not expect to receive any requests by dissenters as the fair value is based on market and the payout will in no case exceed approximately $2.00 and is based on market value.

EFFECTIVE DATE OF THE REVERSE SPLIT

         If the proposal is approved by our shareholders, we anticipate that it will become effective on or about December 2, 2002. After the reverse split is effective, certificates representing shares of pre-reverse split common stock will be deemed to represent only the right to receive the appropriate number of shares of post-reverse split common stock. In the case of shareholders thereafter holding less than one share it will represent the right to receive cash.

EXCHANGE OF CERTIFICATES

         Except with respect to shareholders who after giving effect to the reverse split hold less than one (1) share you are not being asked to exchange your certificates at this time. However you are entitled to do so after the reverse split takes place, if you wish, by contacting our transfer agent ComputerShare Investor Services, 12039 West Alameda Parkway, Lakewood, Colorado 80228, (303) 986-5400. Otherwise, certificates representing pre-reverse split shares will be exchanged for certificates reflecting post-reverse split shares at the first time they are presented to the transfer agent for transfer. Shareholders holding less than one share will be notified to return their certificates for cancellation and in return will receive a check representing the repurchase of there fractional share.

IT IS IMPERATIVE TO MAINTAIN OUR NASDAQ LISTING THAT THIS MEASURE BE APPROVED

         Management recommends the approval of this proposal.

PROPOSAL TO ISSUE UP TO 4,000,000 SHARES OF OUR COMMON STOCK (ON A POST-SPLIT BASIS)

         The Board of Directors has approved the issuances of our common stock to cover the issuance of the common shares underlying convertible debentures outstanding, the rights offering which has been announced by the Board of Directors, for the sale of additional shares for yet to be determined financings and for mergers and acquisitions. We are seeking shareholder approval pursuant to the rules of the Nasdaq Small Cap Market because the number of shares of Navidec common stock to be issued pursuant to the financings currently being contemplated, the rights offering, warrants which are to be issued and outstanding and for future acquisitions or yet to be determined financings exceeds 20% of the number of shares of Navidec common stock that would be outstanding immediately before any of these transactions. We are seeking authority to issue up to an additional 4,000,000 shares on a post-split basis.

         For continued inclusions on the Nasdaq market on a post-split basis we must have a public float of not less than 500,000 shares. The company has received subscriptions for the purchase of $250,000 of its convertible debenture which is convertible at the price of $0.10 per share of common stock (pre-split) which will be between $1.00 and $1.80 per share post-split basis. The potential conversions of the debenture represents approximately 20% of the total issued and outstanding shares of the company based on the number of shares that will be outstanding immediately prior to the conversions, if any. The Company has additionally commenced negotiations for the issuance of a convertible note based on a subscription for an additional $250,000. The subscription note provides for a conversion rate of $.10 at the time the note is purchased from the Company. The Company cannot complete the sale of these notes until it has received shareholder approval of this proposal as it would otherwise violate the listing requirements of Nasdaq.

         The Company has recently announced its intent to issue Rights to all of the shareholders of record on November 15, 2002 based on one right to acquire one additional share of Navidec common stock for each share owned by each shareholder of record on the record date. Prior to the reverse split, this would allow for an additional approximately 11,700,000 shares to be issued. Once again, this Rights Offering is subject to the receipt of shareholder approval of this proposal. The Rights Offering is being granted by the Board of Directors of Navidec based on its determination that in fairness to the shareholders, they should be allowed an opportunity to invest in the Company at the same price as the new investors in the debentures will have an opportunity to convert their debt should they elect to convert in the future.

         To date, therefore the Company has commitments to issue on a post-split basis shares of post-split common stock representing from approximately 927,778 shares to 1,670,000 shares (depending on the split basis). The balance of the shares for which we seek shareholder approval for issuance will be reserved for possible future acquisitions or for future private placements of equity to ensure the future success of the Company. The additional shares for which we seek authority that have not already been set aside for conversions of debt or the rights offering will not be issued at below market prices, and will have a maximum valuation based on an estimate of our post-split share price of between $4,000,000 and $6,000,000. Although not formally established, Nasdaq generally prohibits companies from utilizing the shares being authorized by the shareholders for a period in excess of 90 days from the receipt of shareholder authorization.

         Management believes that the flexibility it would have should this proposal be approved will allow it to take advantage of acquisition and financing opportunities which may arise and be lost to Navidec should we be unable to take immediate action. We believe shareholder approval of this proposal is necessary for us to have the flexibility that we will require to successfully complete the recapitalization of Navidec in its market place.

         Management unanimously approved the resolution which is being submitted to the shareholders and recommends approval of this proposal.

SUCH OTHER AND FURTHER BUSINESS WHICH MAY APPROPRIATELY COME BEFORE THE MEETING

                       By Order of the Board of Directors

                               /s/ J. Ralph Armijo
                                 J. RALPH ARMIJO
                       Chief Executive Officer, President
                                  and Director
                                  NAVIDEC, INC

                                  NAVIDEC, INC.
                             Fiddler's Green Center
                     6399 Fiddler's Green Circle, Suite 300
                        Greenwood Village, Colorado 80111

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON NOVEMBER 25, 2002

         The undersigned hereby appoints J. Ralph Armijo, with the power to appoint his substitute, as proxy for the undersigned to vote all shares of Navidec, Inc. common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on November 25, 2002, and at any reconvened meeting after any adjournment thereof, as directed on the matters referred to below and at his discretion on any other matters that may properly be presented at the meeting.

1. ELECTION OF DIRECTORS: Management has nominated the following persons to stand for election. You may vote "for" or you may withhold your vote from each nominee. You also may vote "for" a person nominated by others or write in your own nominee.

              J. Ralph Armijo            For
                                                          ---------
                                         Withhold
                                                          ---------

              Patrick R. Mawhinney       For
                                                          ---------
                                         Withhold
                                                          ---------

              Gerald A. Marroney         For
                                                          ---------
                                         Withhold
                                                          ---------

              Lloyd G. Chavez, Jr.       For
                                                          ---------
                                         Withhold
                                                          ---------

              John R. McKowen            For
                                                          ---------
                                         Withhold
                                                          ---------

              Louis F. Coppage           For
                                                          ---------
                                         Withhold
                                                          ---------

              John McGrain               For
                                                          ---------
                                         Withhold
                                                          ---------


2. REVERSE STOCK SPLIT: To approve a reverse stock split of the Company's issued and outstanding common stock, of from 1 for 10 shares up to a maximum of 1 for 18 shares, with the final decision regarding the stock split ratio being determined by the Board of Directors:

    [  ] FOR              [  ] AGAINST         [  ] ABSTAIN

3. AUTHORIZE THE BOARD OF DIRECTORS TO ISSUE UP TO 4,000,000 SHARES: To grant authority to the Company's Board of Directors to issue up to 4,000,000 shares (post-reverse stock split) of the Company's common stock, without further shareholder approval to allow the company to conclude current financings, for the announced Rights Offering to current shareholders and for future financings and acquisitions.

    [  ] FOR              [  ] AGAINST         [  ] ABSTAIN

         This proxy when properly executed will be voted in the manner directed by the undersigned stockholder.

         If this proxy is properly executed but no voting direction is given, this proxy will be voted "For" all of the director nominees listed above and "For" proposals 2 and 3 listed above.

         This proxy also confers discretionary authority to the proxy to vote on any other matters that may properly be presented at the meeting. As of the date of the accompanying proxy statement, Navidec, Inc. management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of Navidec's management.

         When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or limited liability company, please sign in such name by an authorized person.

Please complete, date and sign this proxy card and return it promptly in the accompanying envelope.

Shareholder Name & Address:


__________________________
__________________________
__________________________


Shares Owned:_____________



                                  Dated:
                                           -----------------------------------


                                  -------------------------------------------
                                           Signature of Shareholder

                                  ------------------------------------------
                                         Signature if held jointly


                                       2